             As filed with the Securities and Exchange Commission on May 17, 2002 Registration No.
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                                      SECURITIES AND EXCHANGE COMMISSION
                                            Washington, D.C. 20549

                                                   FORM S-8
                                            Registration Statement
                                                     under
                                          The Securities Act of 1933

                                             EDISON INTERNATIONAL
                            (Exact name of registrant as specified in its charter)

                       California                                                    95-4137452
             (State or other jurisdiction of                                      (I.R.S. Employer
             incorporation or organization)                                      Identification No.)

                                           2244 Walnut Grove Avenue
                                          Rosemead, California 91770
                                                 626-302-2222
                         (Address and telephone number of principal executive offices)

                                             EDISON INTERNATIONAL
                                               2000 EQUITY PLAN
                                           (Full Title of the Plan)

                                 Kenneth S. Stewart, Assistant General Counsel
                                    2244 Walnut Grove Avenue (P.O. Box 800)
                                          Rosemead, California 91770
                                                 626-302-6601
                                     (Name, address, and telephone number,
                                  including area code, of agent for service)

                              Approximate date of proposed commencement of sales:
                As soon as practicable after the effective date of this registration statement.
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                                        CALCULATION OF REGISTRATION FEE

------------------------------------- ---------------- ------------------- ----------------------- ------------------
                                                          Proposed              Proposed
             Title of                   Amount            maximum               maximum              Amount of
            Securities                   to be            offering             aggregate           registration
         to be registered             registered         price per         offering price(1)            fee
                                                          share(1)
------------------------------------- ---------------- ------------------- ----------------------- ------------------
------------------------------------- ---------------- ------------------- ----------------------- ------------------

 Common Stock, No Par Value Rights    10,000,000           $19.50             $195,000,000            $46,605
 to Purchase A Junior Participating     shares
Cumulative Preferred Stock, without
 par value, of Edison International
===================================== ================ =================== ======================= ==================

(1)  Calculated pursuant to Rules 457(c) and 457(h), solely for the purpose of computing the registration fee, on the basis of the average of the high and low prices of Edison International Common Stock reported in the consolidated reporting system as of May 14, 2002.

(2)  The Rights are initially carried and traded with the common stock.  The value attributable to the Rights, if any, is reflected in the value of the common stock.

                                                        PART II

                                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              This Registration Statement is filed to register 10,000,000 additional shares of Edison
International common stock to be offered, issued and sold under the Edison International 2000 Equity Plan
(the "2000 Equity Plan").

Item 3.       Incorporation of Certain Documents by Reference

              The following documents filed with the Securities and Exchange Commission ("Commission") by
Edison International are incorporated by reference in this Registration Statement:

              1.  Annual Report of Edison International on Form 10-K for the year ended December 31, 2001.

              2.  Quarterly Report of Edison International for the quarter ended March 31, 2002.

              3.  Current Report of Edison International on Form 8-K dated May 10, 2002.

              4.  The "Description of Registrant's Securities to be Registered" on pages 4-5 of the
Registration of Securities of certain successor issuers filed by SCEcorp (former name of Edison
International) on May 20, 1988.

              All documents filed by Edison International pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

              Not Applicable.

Item 5.       Interests of Named Experts and Counsel

              Counsel for Registrant, Kenneth S. Stewart, is a salaried employee of Southern California Edison
Company, which is a subsidiary of Edison International, and he shares in the benefits accruing to such employees.  As of May 16, 2002, Mr. Stewart had a direct or indirect interest in 105 shares of Edison
International's Common Stock that are credited to his account with the agent for the Company's Dividend
Reinvestment and Stock Purchase Plan. As of May 16, 2002, Mr. Stewart also holds nonqualified stock options, performance shares, and deferred stock units covering an aggregate of 33,763 shares of Edison International's
Common Stock awarded under various Company incentive compensation plans.

Item 6.       Indemnification of Directors and Officers

              Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

              Article Sixth of the Restated Articles of Incorporation of Edison International authorizes
Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

              Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Sixth of the Articles of Incorporation.  The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of
Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under
California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified:  (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by Edison International;  (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;  (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful;  (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law;  (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith;  (vi) for any transaction from which the director or officer derived an improper personal benefit;  (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to
Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International or its shareholders;  (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to Edison
International or its shareholders;  (ix) for costs, charges, expenses, liabilities and losses arising under
Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.  The exclusions set forth in clauses
(iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders.  The Amended
Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International.  Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

              Edison International has directors' and officers' liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries.  Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of the
Amended Bylaws.

Item 7.       Exemption From Registration Claimed

              Not Applicable.

Item 8.       Exhibits

              See Exhibit index.

Item 9.       Undertakings

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6 above, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                       SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant  certifies that it has reasonable  grounds  to  believe  that it meets  all of the  requirements  for  filing on Form S-8 and has duly caused this  registration  statement to be signed on Its behalf by the undersigned,  thereunto duly authorized, in the City of Rosemead, State of California, on the 17th day of May, 2002.

                                                     Edison International

                                                     By:  Kenneth S. Stewart
                                                          ---------------------------------
                                                          Kenneth S. Stewart
                                                          Assistant General Counsel

        Pursuant to the  requirements  of the  Securities  Act of 1933,  this  registration  statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                     Date
---------                                          -----                                     ----

Principal Executive Officer and Director:
John E. Bryson*                                    Chairman of the Board,                    May 17, 2002
                                                   Chief Executive
                                                   Officer and Director

Principal Financial Officer:
Theodore F. Craver, Jr.*                           Executive Vice President,                 May 17, 2002
                                                   Chief Financial Officer
                                                   and Treasurer

Controller or Principal Accounting Officer:
Thomas M. Noonan*                                  Vice President and Controller             May 17, 2002

Majority of Board of Directors:
Joan C. Hanley*                                    Director                                  May 17, 2002
Luis G. Nogales*                                   Director                                  May 17, 2002
Ronald L. Olson*                                   Director                                  May 17, 2002
James M. Rosser*                                   Director                                  May 17, 2002
Robert H. Smith*                                   Director                                  May 17, 2002
Thomas C. Sutton*                                  Director                                  May 17, 2002
Daniel M. Tellep*                                  Director                                  May 17, 2002

*By:     Kenneth S. Stewart
         --------------------------------------------
         (Kenneth S. Stewart, Attorney-in-Fact)

                                                 Exhibit Index

Exhibit
Number                                           Description
------                                           -----------

  4.1            Certificate of Restated Articles of Incorporation of Edison International as amended through May 9, 1996 (File No. 1-9936, Form 10-Q for the Quarter ended March 31, 1996)*

  4.2            Certificate of Determination of Series A Junior Participating Cumulative Preferred Stock
                 of Edison International dated November 21, 1996 (Form 8-A dated November 21, 1996)*

  4.3            Amended Bylaws of Edison International as adopted by the Board of Directors effective
                 January 1, 2002 (File No. 1-9936, Form 10-K for the year ended December 31, 2001.)*

  5              Opinion of Counsel

  23.1           Consent of Independent Public Accountants

  23.2           Consent of Counsel (See Opinion of Counsel)

  24             Power of Attorney

  99             Resolution of the Board of Directors of Edison International adopted May 18, 2000 Re: 2000
                 Equity Plan Adoption and Equity Compensation Plan Amendment.

     ------------
    * Incorporated by reference pursuant to Rule 411.